This Reinsurance Agreement ("Agreement")

                             is made between

                           REINSURANCE COMPANY

                               of [State]

              (hereinafter referred to as the "Reinsurer")


                                   and




       THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

              (hereinafter referred to as "The Equitable"),







                  The following articles, including the

                          Schedules, will form

                          the entire Agreement

                                  TABLE OF CONTENTS


A.    RECITALS................................................................1

B.    REINSURANCE COVERAGE....................................................1

D.    PAYMENTS BY REINSURER...................................................2

E.    TERMS OF REINSURANCE....................................................3
1        AMOUNTS DUE TO THE EQUITABLE OR REINSURER............................3
2        REPORTS AND PAYMENT DATES............................................3
3        OFFSET...............................................................3
4        LIABILITY AND PAYMENT................................................3
5        CONTESTED CLAIMS.....................................................3
6        PREMIUM RATES........................................................4

F.    THE EQUITABLE RESERVE CREDIT............................................4

G.    UNUSUAL EXPENSES AND ADJUSTMENTS........................................4

H.    ERRORS AND OVERSIGHTS...................................................4

I.    AUDIT OF RECORDS AND PROCEDURES.........................................4

J.    ARBITRATION.............................................................5

K.    INSOLVENCY..............................................................5

L.    AGREEMENT...............................................................5

M.    ASSIGNMENT..............................................................6

N.    EFFECTIVE DATE..........................................................6

O.    DURATION OF AGREEMENT...................................................6

P.    REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE EQUITABLE..............7

Q.    REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE REINSURER..............7

R.    MISCELLANEOUS...........................................................8

S.    EXECUTION..............................................................10

SCHEDULE I - PREMIUM RATES...................................................11

SCHEDULE II - THE POLICY.....................................................12

SCHEDULE III - FUND PROSPECTUS...............................................13

SCHEDULE IV - QUARTERLY PERIODIC REPORTS.....................................14

SCHEDULE V - ARBITRATION SCHEDULE............................................17

SCHEDULE VI - PROCEDURE FOR CALCULATING BENEFIT PAYMENTS.....................19

                                    A.  RECITALS
                                    ============

1. The Equitable has issued or will issue individual deferred variable annuity Policies (the "Policies" and each a "Policy"), in the form attached as
     Schedule II. The Policy provides for a guaranteed minimum income benefit in accordance with and subject to the terms of the Policy and the Fund Prospectus, which is attached as Schedule III, provided that the Policyholder elects such benefit upon the issuance of the Policy (this benefit is hereafter referred to as the "GMIB").

2. Capitalized terms used but not defined in this Agreement shall have the meanings as defined in the Policy.

3. The parties have agreed that The Equitable will, on and subject to the terms and conditions hereinafter set out, reinsure with the Reinsurer on a coinsurance basis the Reinsured Obligations of the Policies.

                               B. REINSURANCE COVERAGE
                               =======================

1. The Reinsured Obligations under this Agreement shall be the Quota Share Percentage of the Benefit Payments calculated as determined in accordance with Schedule VI. For each [time period], the quota share percentage will be initially set at [# ]%. At the end of the [time period], the Quota Share Percentage will be recalculated as the ratio of $[ # ] to the total premium written for that year's Cohort (as defined in Schedule VI). The Quota Share Percentage then will be applied retroactively to recalculate the reinsurance premiums and Reinsurance Obligations for the [time period] Cohort.

2. The Reinsured Obligations will be reinsured with the Reinsurer automatically. The Equitable hereby cedes to the Reinsurer and the Reinsurer hereby accepts all Reinsured Obligations.

3. Reinsurance shall not be in force and binding respecting any Policy unless the issuance and delivery of such Policy constituted the doing of business lawfully permitted in the state of the United States of America (including the District of Columbia) in which The Equitable was properly licensed and the Policy was issued and delivered.

4. The liability of the Reinsurer with respect to the Reinsured Obligations of each Policy shall begin simultaneously with the liability of The Equitable, but in no event prior to the effective date of this Agreement.

5. New or revised policy forms that do not materially impact the guaranteed minimum income benefit risks, shall be submitted to Reinsurance Company by The Equitable as a revised Schedule to be included in this Agreement. A form that contains no change in the guaranteed minimum income benefit calculation, investment management expenses, mortality and risk charge, or surrender charges no greater than those shown in Schedule II or the latest amendment thereof of the Agreement will be deemed to have no material impact on the guaranteed minimum income benefit risk. Such new or revised forms shall automatically come under this Agreement when a revised Schedule is submitted to Reinsurance Company.

6. New or revised policy forms that materially impact the guaranteed minimum income benefit risk shall be subject to the approval of Reinsurance Company within [number (#)] days after such forms are submitted to Reinsurance Company. If Reinsurance Company fails to provide written notice of approval of such forms within [number (#)]days, such forms shall be considered to have been approved by Reinsurance Company.

7. Reinsurance Company shall indemnify and hold The Equitable harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Reinsurance Company in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

8. The Equitable shall indemnify and hold Reinsurance Company harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of The Equitable in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

9. In no event shall Reinsurance Company be liable for extra contractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against The Equitable as a result of an act, omission or course of conduct by The Equitable in connection with policies subject to this Agreement, unless Reinsurance Company shall have received notice of and concurred in writing with the actions taken or not taken by The Equitable which led to its liability, in which case Reinsurance Company shall pay its share of such liability. For this purpose, Reinsurance Company's share shall be proportionate with its risk under the business reinsured hereunder.

The following definitions shall apply:

(1) Punitive damages and exemplary damages are those awarded as a penalty, the amount of which is not governed nor fixed by statute.
(2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.
(3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

                         C. PAYMENTS BY THE EQUITABLE
                         ============================

Subject to the terms of this Agreement, The Equitable shall pay [time period] to the Reinsurer, due by the [number (#)]day following the end of the [time period], based on actual data or reasonable estimates thereof, reinsurance premiums equaling the sum of the [time period] premiums of the reinsured policies. The [time period] premium of each reinsured policy equals the Quota Share Percentage of that policy's Cohort times the Reinsurance Premium Rate applicable for that policy times the average of the beginning and end of month account values of that policy divided by [number (#)].

                           D. PAYMENTS BY REINSURER
                           ========================

1. Reinsurance premiums submitted by The Equitable shall be net of claims incurred. If a balance is due The Equitable, Reinsurance Company shall remit payment within [ # ] calendar days following receipt of the quarterly reinsurance statement.

2. The Equitable will calculate and report the claim amount to the Reinsurer without delay, and shall provide to the Reinsurer any information for calculating that claim or any portion thereof as the Reinsurer may reasonably require to assess and satisfy itself as to the validity of such claim. In the event the Reinsurer requests such information, then notwithstanding any other provision of this Agreement the Reinsurer shall be entitled within [number (#)] days from the date of the provision by The Equitable of such requested information to contest any such claim or portion thereof that the Reinsurer considers to be invalid or excessive.

3. The amount payable by the Reinsurer in the event of a reduced settlement, if the Reinsurer agrees to take part in the settlement, shall be proportional to the reinsured portion of the claim.

4. Expenses incurred by the full-time employees of The Equitable and any routine investigation costs are borne entirely by The Equitable. Expenses incurred by the full-time employees of the Reinsurer are borne entirely by the Reinsurer. Extraordinary costs incurred by The Equitable in respect of any claim shall be charged to the Reinsurer and The Equitable in the respective proportions that the portion of the claim payable by The Equitable is of the total of such portion plus the Obligation in respect of the claim that is reinsured hereunder, provided, in the case of a contested claim, that the Reinsurer has agreed previously to participate in the settlement of the claim.

5. Subject to the receipt by the Reinsurer of reasonable advance notice from The Equitable of estimated claims under the Policy, the Reinsurer will take such steps as are reasonably required to fund the immediate payment of such claims.

                             E. TERMS OF REINSURANCE
                             =======================


1    AMOUNTS DUE TO THE EQUITABLE OR REINSURER
----------------------------------------------

     Except as otherwise specifically provided herein, all payments to or by the Reinsurer or The Equitable shall be determined on a net basis as of the last day of the [time period] to which such amount is attributable. All amounts shall be due and accrued as of such date. The payment of such amounts shall be submitted in accordance with the provisions of Paragraph
     2. All settlements of account between the Reinsurer and The Equitable shall be made in cash or its equivalent.

2    REPORTS AND PAYMENT DATES
------------------------------

     a) Not later than [number (#)] days after the end of each [time period], The Equitable shall submit Reports in accord with Schedule IV to the Reinsurer.

     b) Not later than [number (#)] days after the end of each calendar year, The Equitable shall submit Reports in accord with Schedule IV to the Reinsurer indicating the recalculated Quota Share Percentage for premium production in that year and necessary adjustments as a result of the recalculated Quota Share Percentage.

     c) Not later than [number (#)]days after the receipt of any Report, any amounts indicated in such Report as being due to The Equitable shall be paid by the Reinsurer and any amounts indicated as being due to the Reinsurer shall be paid by The Equitable.

     In the event that actual numbers are not available, reasonable estimates will be used and appropriate adjustments will be made within [number (#)] days or on the next report and payment date set forth above, whichever is sooner.

3    OFFSET
-----------
     Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either The Equitable or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. This offset provision, to the extent permitted by law, shall not be modified or reconstrued due to the insolvency, liquidation, rehabilitation, conservatorship, or receivership of either party.

4    LIABILITY AND PAYMENT
--------------------------

     Unless the Reinsurer has made the election provided in Paragraph 5 to participate in the contest, compromise or litigation of a claim, and subject to Paragraph D 2, the Reinsurer will accept the decision of The Equitable on payment of any claim. The Reinsurer will pay Reinsured Obligations attributable to the Policy.

5    CONTESTED CLAIMS
---------------------

     The Equitable will provide notice to the Reinsurer of its intention to contest, compromise, or litigate a claim (including interpleader actions) under the Policy. Within [number (#)]days after receipt of such notice, the Reinsurer may elect to participate in contesting the claim by submitting a notice of such election to The Equitable. The Reinsurer shall be deemed to have elected to not participate in such contest if it fails to make such election within [number (#)] business days. If the Reinsurer elects not to participate in such contest, it may discharge its liability by payment to The Equitable of the Reinsured Obligation relating to such claim. The Equitable and the Reinsurer agree to cooperate in the prosecution of any claim contest in which the Reinsurer elects to participate.

     If the Reinsurer agrees with The Equitable to dispute or compromise a claim, The Equitable agrees to give copies to the Reinsurer of all other pertinent documents received later so that the Reinsurer may follow up on the contestation.

6    PREMIUM RATES
------------------

     The Reinsurer may not vary the rate set out in Schedule I with respect to new Policies or new deposits before [ # ]. After [ # ], the Reinsurer may vary the rate set out in Schedule I by [ number (#)] days written notice to The Equitable, specifying the effective date of any such change (the "Rate Change Date"), and in such case, Schedule I shall be amended to reflect the new premium rate(s). The new rate(s) shall apply to all Policies issued after the Rate Change Date. The premium rate applicable to any Policy shall remain in force from the Policy issue until the Policy termination by maturity, death, surrender, or annuitization, unless there are revisions to that Policy that materially impact the guaranteed minimum income benefit risk of that Policy, in which case the Reinsurer reserves the right to change the premium rate applicable to that Policy and apply the new rate effective on the date of the revision.

                         F. THE EQUITABLE RESERVE CREDIT
                         ===============================

1. The Reinsurer shall establish adequate net reinsurance reserves for the liabilities reinsured hereunder. Both parties understand that as of the Effective Date of this Agreement, there is no statutory reserving requirements on the business reinsured. The Reinsurer intends to use a cashflow testing approach to set reserves on this product until the reserving methodology is better defined. The Reinsurer commits to share its cashflow testing results with The Equitable on an annual basis.

2. The Reinsurer and The Equitable agree to work together in good faith for The Equitable to take statutory reserve credit for the liabilities ceded under this Agreement pursuant to future requirements of any regulatory authority having jurisdiction over The Equitable.

                        G. UNUSUAL EXPENSES AND ADJUSTMENTS
                        ===================================

Except as provided in section D 4 the Reinsurer shall not participate in any expenses, usual or otherwise, incurred by The Equitable in administering, defending or investigating a claim.

                              H. ERRORS AND OVERSIGHTS
                              ========================

If either The Equitable or the Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an error, oversight, delay, omission or misunderstanding (collectively, an "error") on the part of The Equitable or the Reinsurer, such error shall be corrected by restoring both The Equitable and the Reinsurer to the positions they would have occupied had no such error occurred and the reinsurance provided hereunder shall not be invalidated. The party first discovering such error or act resulting from the error will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such error within [number (#)] days of receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

                          I. AUDIT OF RECORDS AND PROCEDURES
                          ==================================

Upon [number (#)] days written notice, The Reinsurer and The Equitable each shall have the right to examine, at the office of the other, during the normal business hours of the party being audited, all records and procedures relating to reinsurance under this Agreement. The expenses of any such audit shall be born by the party initiating the audit. The information obtained by the auditing party shall be treated as confidential material and proprietary to the other party and shall be used only for purposes relating to the reinsurance under this Agreement. The terms of this Section shall survive termination of this Agreement.

                                 J. ARBITRATION
                                 ==============

1. If The Equitable and the Reinsurer cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute shall be decided through arbitration as set forth in Schedule V. The arbitrators shall be impartial and shall base their decision on the terms and conditions of this Agreement. In the event that an interpretation of the terms and conditions of this Agreement does not explicitly or by reasonable implication dispose of an issue in dispute between the parties, then the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of applicable law. There shall be no appeal from the arbitrators' decision. Any court having jurisdiction over the subject matter and the parties may reduce the arbitrators' decision to judgment.

2. The obligations of the parties to arbitrate disputes hereunder pursuant to this Section shall survive the termination of this Agreement.

                                  K. INSOLVENCY
                                  =============

1. The portion of any risk or obligation assumed by the Reinsurer shall be payable by the Reinsurer on the basis of the liability of The Equitable without diminution because of the insolvency of The Equitable. In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of The Equitable, such portion shall be payable to such conservator, liquidator, or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against The Equitable by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of The Equitable having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.

2. The Equitable's conservator, liquidator, or statutory successor shall give the Reinsurer written notice of the pendency of a claim against The Equitable, within a reasonable time after such claim is filed. The Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that Reinsurer may deem available to The Equitable, or its conservator, liquidator, or statutory successor.

3. Any expense incurred by the Reinsurer pursuant to paragraph 2, above, shall be payable subject to court approval out of the estate of The Equitable as part of the expense of conservation or liquidation to the extent of the Reinsurer's quota share of the benefit that may accrue to The Equitable in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by The Equitable.

                                  L. AGREEMENT
                                  ============

1. This Agreement constitutes the entire agreement between The Equitable and the Reinsurer with respect to the business being reinsured hereunder; they supersede any prior oral or written agreements with respect to the business being reinsured hereunder other than as expressed in this Agreement. Any change or modification to this Agreement shall be null and void unless made by amendment to the Agreement signed by both The Equitable and the Reinsurer.

2. This is an agreement for indemnity reinsurance solely between The Equitable and the Reinsurer. No third party may benefit from any right of any kind in respect of this agreement. The acceptance of reinsurance hereunder shall not create any right or legal relationship whatever between the Reinsurer and the Policyholder or any beneficiary under any Policy reinsured hereunder, and The Equitable shall be and remain solely liable to such Policyholder or beneficiary under any such Policy.

                                  M. ASSIGNMENT
                                  =============

Rights or obligations arising under this Agreement may not be assigned by either The Equitable or the Reinsurer, without the prior written consent of the other party. Such consent will not be withheld unreasonably.

                                N. EFFECTIVE DATE
                                =================

The effective date of this Agreement is [Date].

                             O. DURATION OF AGREEMENT
                             ========================

1. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2. This Agreement may be terminated with respect to new business by either the Reinsurer or The Equitable any time after [number (#)].

3. This Agreement may also be terminated with respect to new business by either The Equitable or the Reinsurer after [number (#)] if the Total Initial Contribution of new Policies falls below $ [ # ] per month for [number (#)] consecutive months. Termination under this Paragraph O.3 shall be effective immediately upon receipt of written notice of termination by one party from the other party.

4. The Equitable shall have the right to terminate this Agreement and recapture all reinsurance hereunder in the event the Reinsurer becomes subject to any insolvency or similar proceeding.

5. The Equitable shall have the right to terminate this Agreement and recapture all reinsurance hereunder if the Reinsurer fails to pay, when due, amounts due The Equitable under this Agreement, provided that The Equitable has given at least [number (#)] days prior written notice of its intent to terminate for that reason. The Reinsurer may avoid termination pursuant to this Paragraph O.5 by paying all amounts that are delinquent and then due, including any interest owing thereon on or before the termination date specified in the written notice. The termination date may not be less than [number (#)] days after the date the notice is given.

6. In the event The Equitable terminates and recapture reinsurance pursuant to Paragraphs O.4 and O.5 above, the Reinsurer shall pay The Equitable cash or cash equivalent equaling the statutory liability of the Reinsured Obligations remaining at the time of recapture.

7. Should the premium payable to the Reinsurer under this Agreement remain unpaid, as required by this Agreement, the Reinsurer shall have the right to terminate this Agreement after giving [#] days notice to The Equitable of its intention to terminate this Agreement. If all reinsurance premiums in arrears, including any which may become in arrears during the [number (#)] day notice period, are not paid before the expiration of that period, this Agreement shall terminate on the later of [number (#)] days after such notice was given or the termination date specified in such notice and the Reinsurer shall thereafter be relieved of all liability under this Agreement, including any and all liability for any Reinsured Obligation that as of such termination date was not yet due and payable under the terms of this Agreement. In the event of termination under this paragraph, this Agreement may be reinstated if, at any time within [number (#)] days of termination, The Equitable pays and the Reinsurer receives all premiums due and payable up to the date of reinstatement. In the event of such reinstatement, The Reinsurer shall continue to be liable for all reinsured obligations prior to termination as well as reinsured obligations from the date of termination to the date of reinstatement.

8. Except as specifically provided otherwise, the termination of this Agreement or of the reinsurance in effect under this Agreement shall not extend to or affect any of the rights or obligations of The Equitable and the Reinsurer applicable to any period prior to the effective date of such termination. In the event that, subsequent to the termination of this Agreement, an adjustment is made that is necessary with respect to any accounting hereunder, a supplementary accounting shall take place. Any amount owed to either party by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

9. This Agreement shall automatically terminate if, at the end of any accounting period contemplated under this Agreement, all coverage under the Policy has terminated.

10. After the effective date of any termination, the Reinsurer shall no longer share in the experience on the business under the Policy, including profits and/or losses.

          P. REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE EQUITABLE

1. The Equitable is a life insurance company duly organized, validly existing and in good standing under the laws of the state of New York.

2. The Equitable has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by The Equitable of this Agreement, and the performance by The Equitable of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by The Equitable, subject to the due execution and delivery by the Reinsurer, will be a valid and binding obligation of The Equitable, enforceable against The Equitable in accordance with its terms.

3. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the Articles of Incorporation or Bylaws of The Equitable, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon The Equitable.

4. No consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or governmental authority is required to be obtained, made or given by or with respect to The Equitable in connection with (i) the execution and delivery of this Agreement by The Equitable, or (ii) the consummation by The Equitable of the transactions contemplated hereby.

5. The Policies comply in all material respects with all laws and regulations that are applicable in the relevant jurisdictions governing the Policies and benefits thereunder are payable in accordance with the terms of such Policies.

           Q. REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE REINSURER
           =============================================================

1. The Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of [State].

2. The Reinsurer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Reinsurer of this Agreement, and the performance by the Reinsurer of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Reinsurer, subject to the due execution and delivery by The Equitable, will be a valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

3. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of the Reinsurer, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Reinsurer.

4. No consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or governmental authority is required to be obtained, made or given by or with respect to the Reinsurer in connection with (i) the execution and delivery of this Agreement by the Reinsurer, or (ii) the consummation by the Reinsurer of the transactions contemplated hereby.

                                R. MISCELLANEOUS
                                ================


1. Headings and Schedules. Headings used herein a part of this Agreement and shall not affect the terms. The attached Schedules are a part of this Agreement.

2. Notices. All notices and communications hereunder shall be in writing and shall be delivered by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand (or by email in the case of the monthly report). Such notices and communications shall be deemed given if received three [number (#)] days after mailing, or if sent by telefax or delivered by hand (or by email in the case of the weekly report), when received, and if by overnight mail, on the next day. All notices or communications with the Reinsurer under this Agreement shall be addressed as follows:

3. Severability; Governing Law. If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby. This Agreement shall be governed by the laws of [number (#)], without giving effect to principles of conflicts of law thereof.

4. Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

5. Currency and interest. All payments and accounts shall be made in US Dollars, and all fractional amounts shall be rounded to the nearest whole dollar. Any payment not made when due and payable hereunder, shall from the date such payment was due bear interest at a rate equal to the [time period] US Treasury rate in effect on such date plus [number (#)] bps. In the event any payment due hereunder is not made within [time period] of the date it is due and payable the rate will be reset every [time period] to the US Treasury rate in effect on [time period] anniversary of the date such payment was due, until such payment is made.

6. Interpretation. For purposes of this Agreement, the words "hereof", "herein", "hereby", and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

7. Survival of Representations. Warranties and Agreements. The Reinsurer or The Equitable, as the case may be, has the right to rely fully upon the representations, warranties, covenants and agreements of The Equitable or the Reinsurer, as the case may be, contained in this Agreement. All representations and warranties made by The Equitable or the Reinsurer in this Agreement shall survive the execution and delivery hereof.

                                   S. EXECUTION
                                   ============


                           IN WITNESS WHEREOF THE SAID
                           ===========================


          THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          =========================================================


                                       and


                         REINSURANCE COMPANY OF [ STATE],
                         ================================


have by their respective officers executed this Agreement in duplicate on the dates shown below.


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:    _______________________________   By:    _______________________________

Title: _______________________________   Title: _______________________________

Date:  _______________________________   Date:  _______________________________




REINSURANCE COMPANY

By:    _______________________________   By:    _______________________________

Title: _______________________________   Title: _______________________________

Date:  _______________________________   Date:  _______________________________

                           SCHEDULE I - PREMIUM RATES
                           ==========================


The Premium Rate to be applied to the outstanding account value is [#] %.

                             SCHEDULE II - THE POLICY
                             ========================


                                    THE POLICY

                         SCHEDULE III - FUND PROSPECTUS
                         ==============================

                           SCHEDULE IV - PERIODIC REPORTS
                           ==============================



At each [time period]-end The Equitable will provide electronically submitted seriatim data for reinsurance purposes that lists each policy and its demographic data, as well as account values, GMIB values and fund by fund account value.

1. Liability Inventory Report

   To be provided electronically on a seriatim basis in the following record layout:


-------------------------------------------------------------------------------------------------------------------
FIELD                                   POSITION      LENGTH      DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
Information As-of-Date                  1-8           8           Quarter End Date
-------------------------------------------------------------------------------------------------------------------
Policy Number                           9-23          15          9 digit code
-------------------------------------------------------------------------------------------------------------------
Rate Class Code                         24-25         2           Data mapping for rate classes is as follows:

                                                                  Rate                                  Agent/
                                                                  Class  Description                    Broker
                                                                  -----  -----------                    ------
                                                                  A1     6% Rollup GMDB & R.O.P.         B
                                                                  A2     6% Rollup GMDB & R.O.P.         B
(These rate classes are for                                       B1     6% Rollup GMDB/GMIB             B
illustration only, not actual rate                                B2     6% Rollup GMDB/GMIB             B
classes.)                                                         C1     Ratchet GMDB                    A
                                                                  C2     Ratchet GMDB                    A
                                                                  D1     Ratchet GMDB/6% GMIB            A
                                                                  D2     Ratchet GMDB/6% GMIB            A
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
FIELD                                   POSITION      LENGTH      DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
Product Name                            26-40         15          15 character description e.g. `ACCUMULATOR'
-------------------------------------------------------------------------------------------------------------------
Reinsurance Indicator                   41            1           1 = GMDB only
                                                                  2 = GMDB/GMIB
                                                                  3 = GMIB only
-------------------------------------------------------------------------------------------------------------------
Issue Date                              42-49         8           Policy issue date
-------------------------------------------------------------------------------------------------------------------
Annuitant Last Name                     50-64         15
-------------------------------------------------------------------------------------------------------------------
Annuitant First Name                    65-95         31
-------------------------------------------------------------------------------------------------------------------
Annuitant Gender                        96            1
-------------------------------------------------------------------------------------------------------------------
Annuitant Date of Birth                 97-104        8
-------------------------------------------------------------------------------------------------------------------
Annuitant SSN                           105-120       16          16 position SSN (1st 9 contain value)
-------------------------------------------------------------------------------------------------------------------
Owner Last Name                         121-135       15
-------------------------------------------------------------------------------------------------------------------
Owner First Name                        136-166       31
-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
FIELD                                   POSITION      LENGTH      DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
Owner Gender                            167           1
-------------------------------------------------------------------------------------------------------------------
Owner Date of Birth                     168-175       8
-------------------------------------------------------------------------------------------------------------------
Owner SSN                               176-191       16          16 position SSN (1st 9 contain value)
-------------------------------------------------------------------------------------------------------------------
Tax Status                              192           1           Q = Qualified
                                                                  N = Non Qualified
                                                                  P = Accumulator qualified plan
                                                                  R = Roth IRA
                                                                  T = Tax Sheltered Annuity
                                                                  B = Defined Benefit
                                                                  I = IRA
-------------------------------------------------------------------------------------------------------------------
Account Value                           193-204       12          Policy account value on the `As of Date'.
                                                                  Formatted as a 12 character, zero-padded string.
                                                                  For example, a policy valued at $57,040.72 would
                                                                  display as 000005704072.
-------------------------------------------------------------------------------------------------------------------
Minimum Guaranteed Death Benefit        205-217       13
-------------------------------------------------------------------------------------------------------------------
Minimum Guaranteed Income Benefit       218-230       13
-------------------------------------------------------------------------------------------------------------------
Fund Number                             231-233       3           Indicates fund number (e.g. `003').  Can occur 99
                                                                  times.
-------------------------------------------------------------------------------------------------------------------
Funding Vehicle Values                  234-243       10          Account distribution values by fund allocation.
                                                                  Can occur 99 times.
-------------------------------------------------------------------------------------------------------------------
Termination Date                        1518-1525     8
-------------------------------------------------------------------------------------------------------------------
Termination Reason                      1526          1           L = Lapse
                                                                  D = Death
                                                                  A = Annuitization
-------------------------------------------------------------------------------------------------------------------


TOTAL FILE LENGTH: 1,526 BYTES.  FUND INFORMATION: 1,287 BYTES.

2.   Fund Performance Report

     Fund Code
     Fund Name
     Quarterly Return

3.   Reinsurance Premium Report

     For each Premium Rate in effect Total Account Value attributable to that Premium Rate

     Reinsurance Premium Due = [Formula]

4.   GMIB claim report

     To be provided electronically on a seriatim basis. One record for each Policy exercised during the quarter.

 Values are as of the day of exercise
     unless otherwise noted.

1.   Owner SSN (or appropriate Account Identifier)
2.   Issue date
3.   Birth date
4.   Date of exercise
5.   Annuitant's Age nearest-birthday
6.   Annuitant's Sex nearest-birthday
7.   7-year Treasury rate at close
8.   GMIB Base
9.   Account Value
10.  Claim amount

Exclusion: The Reinsurer shall not pay claim attributable to any Policy on which commission is paid upon GMIB exercise

5.   Reinsurer's Benefit Payments

     Please see Schedule VI for calculation detail

     Eligible GMIB Base for Policies issued in [time period] Total eligible GMIB Base Maximum Covered GMIB Base Tentative GMIB claims Tentative GMIB claims
     - Year-to-Date GMIB Base of Exercised Policies GMIB Base of Exercised Policies - Year-to-Date Benefit Payments paid by the Reinsurer Year-to-Date Benefit Payments paid by the Reinsurer at the end of the quarter

6.   Statutory reserve

                        SCHEDULE V - ARBITRATION SCHEDULE
                        =================================

To initiate arbitration, either The Equitable or the Reinsurer shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within [number (#)] days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of an insurance or reinsurance company. An arbitrator may not be a present or former officer, attorney, or consultant of The Equitable or the Reinsurer or either's affiliates.

The Equitable and the Reinsurer shall each name [ # ] candidates to serve as an arbitrator. The Equitable and the Reinsurer shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party that named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The Equitable and the Reinsurer shall each present their initial lists of [ # ] candidates by written notification to the other party within [number (#)] days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list that are required shall be presented within [number (#)] days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the [# ] candidates remaining on the lists of The Equitable and the Reinsurer within [number (#)] days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to The Equitable and the Reinsurer. The Equitable and the Reinsurer shall take turns striking the name of one of the remaining candidates from the initial [ # ] candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "ARBITRATION" section of this Agreement. Therefore, at no time will either The Equitable or the Reinsurer contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both The Equitable and the Reinsurer to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than [#] months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. In establishing such procedures the arbitrators shall make provision for reasonable pre-hearing examinations of officers, employees or agents of the parties and for the production of relevant documentation. At least [ # ] days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party shall be entitled to call as witnesses any officers, employees or agents of the other party and such other party shall do everything reasonable to ensure the attendance and cooperation of any such witness. Each party may examine any witnesses who testify at the arbitration hearing. Within [number (#)] days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses, on such basis as they consider appropriate having regard to the relative merits of the positions of the parties to the arbitration, the conduct of the parties and the reasonableness of any settlement offers put forward in writing by either party to the other in an effort to resolve such dispute and any other factors that the arbitrators consider appropriate.

            SCHEDULE VI - PROCEDURE FOR CALCULATING BENEFIT PAYMENTS
            ========================================================

The calculation of Benefit Payments paid by the Reinsurer to the Equitable is calculated separately for each cohort following the end of each [time period].

General Definition
------------------

     A Cohort is defined as the group of Policies electing to purchase the GMIB at Policy Issue in the same calendar year.

     Min(A,B) = The lesser of A and B
     Max(A,B) = The larger of A and B

Part I - Determine Tentative GMIB claim on each exercised policy
----------------------------------------------------------------

The tentative GMIB claim on each exercised policy, as shown in the formulas below, is the excess of the present value of the guaranteed minimum incomes over the account value at the time the GMIB is exercise.

BB        =   GMIB base of the policy at the time such policy is exercised

AV        =   Account Value of the policy at the time such policy is exercised

ag        =   Guaranteed-basis annuity factor

ac        =   Current-basis annuity factor

CLC       =   Tentative claim paid on an exercised policy
          =   Max(0, BB * ac / ag - AV)

EXCLUSION: THE REINSURER SHALL NOT PAY CLAIM ATTRIBUTABLE TO ANY POLICY ON
           WHICH COMMISSION IS PAID UPON GMIB EXERCISE

The Current-Basis Annuity Factor is the 10-year certain-and-life annuity immediate factor payable annually calculated using an interest rate of the 7-year Treasury rate on the date the GMIB is exercised plus [ # ] basis points and [ # ] a mortality table improving at the rate of [ # ]% per year starting in [ # ]. For the purpose of calculating the Current-Basis Annuity Factor, the 7-year Treasury rate on any date is obtained by using the Bloomberg's FMC function or a similar function acceptable to both The Equitable and the Reinsurer at 5:00pm Eastern time on that date.

The Guaranteed-Basis Annuity Factor is the 10-year certain-and-life annuity immediate factor payable annually calculated using an interest rate of [ # ]% and [ # ] a mortality table using Scale G improvement factors. The number of years used in improving the mortality table is [age], but never less than [ # ] years.

Both the Current-Basis Annuity Factor and the Guaranteed-Basis Annuity Factor are calculated using the attained age of the Policyholder on the exercise date.

Part II - Determine the Benefit Payments paid by the Reinsurer
--------------------------------------------------------------

In a calendar year, for each cohort, Reinsurer is responsible for an exercise rate of up to [ # ]% per annum. As shown in the formulas below, in the event the exercise rate is over [ # ]% for a cohort, GMIB claims will be proportionately reduced.

"q"       =   Quarter of which Benefit Payments are calculated
          =   1, 2, 3, 4

ELBBq     =   GMIB base of policies eligible for exercise at the end of quarter
               "q"

Once the GMIB base of a policy eligible for exercise is included in ELBBq, the amount of the GMIB base is neither changed nor the policy is not removed until the next policy year of that policy regardless of the policy's status. For example, if policy no. 1234 is issued in [time period] to a male age 60, then the GMIB base of policy no. 1234 will be considered eligible in the [time period]. The GMIB base of policy no. 1234 will be included in the calculation of ELBBq in the [time period] even if that policy terminates for any reason. ELBBq in the [time period] will include policy no. 1234 only if that policy remains inforce at the beginning of the [time period].

ExBBq     =   GMIB base of policies exercised during quarter "q"
CLq       =   Tentative GMIB claims during quarter "q"

The [time period] to which claim is attributed to depends on the issue date of the policy, not the claim date. For example, if policy no. 5678 is issued on [Date] to a male age [ # ] and the policy's GMIB is exercised on [ Date ], then the claim is considered belonging to the [time period] of [ Date ].

MBBq      =   Maximum covered benefit base at the end of quarter "q"
          =   ELBBq * 20%

ExBBYTDq  =   Benefit base of exercised policies year-to-date at the end of quarter "q"
          =   ExBBYTDq-1 + ExBBq

ExBBYTD0  =   0

CLYTDq    =   Tentative GMIB claims year-to-date at the end of quarter "q"
          =   CLYTDq-1 + CLq

CLYTD0    =   0

CLRYTDq   =   GMIB claims paid by the Reinsurer year-to-date at the end of quarter "q"
          =   CLYTDq * Min(MBBq,ExBBYTDq)/ExBBYTDq        if ExBBYTDq > 0
          =   0                                           if ExBBYTDq = 0

CLRq      =   Benefit Payments paid by the Reinsurer during quarter "q"
          =   CLRYTDq - CLRYTDq-1

CLRYTD0   =   0